                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PHARMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                PHARMERICA, INC.
                              3611 QUEEN PALM DR.
                                TAMPA, FL 33619

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998

TO THE STOCKHOLDERS OF PHARMERICA, INC.:

     The Annual Meeting of Stockholders of PharMerica, Inc. (the "Company") will be held at Wyndham Harbour Island Hotel, 725 Harbour Island Boulevard South, Tampa, Florida 33602-5731 on May 19, 1998, at 9:00 a.m. Eastern Daylight Time, for the purposes of considering and voting upon the following matters:

          1. To elect new Class One Directors to serve for three-year terms and until their successors are duly elected and qualified; and

          2. In their discretion, on such other matters as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on April 15, 1998, will be entitled to vote at the Annual Meeting of Stockholders.

     The Company's Board of Directors urges all Stockholders of record to exercise their right to vote at the Annual Meeting of Stockholders personally or by proxy. Accordingly, we are sending you the accompanying Proxy Statement and the enclosed proxy card.

     Your attention is directed to the Proxy Statement accompanying this notice for a statement regarding matters to be acted upon at the Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          JAMES D. SHELTON,
                                          Secretary

Tampa, Florida
April 23, 1998

     YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

                                PHARMERICA, INC.
                              3611 QUEEN PALM DR.
                                TAMPA, FL 33619
                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PharMerica, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on May 19, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at Wyndham Harbour Island Hotel, 725 Harbour Island Boulevard South, Tampa, Florida 33602-5731 on May 19, 1998, at 9:00 a.m. Eastern Daylight Time. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 27, 1998.

     A stockholder who executes and returns the accompanying form of proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies will be voted in accordance with instructions noted on the proxies. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS. Management does not know of any other matters which will be presented for action at the Annual Meeting of Stockholders. If any other matter does come before the Annual Meeting of Stockholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

     This solicitation is made by the Company, by whom the cost of this proxy solicitation will be borne. It is contemplated that proxies will be solicited solely by mail. Banks, brokers and other custodians will be requested to forward proxy soliciting materials to their customers where appropriate, and the Company will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the Company's shares.

                      SUMMARY OF MATTERS TO BE CONSIDERED

     At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to vote on the following matters: (1) the election of three nominees to serve as Class One Directors for three-year terms and until their successors are duly elected and qualified (See Proposal 1: "Election of Class One Directors"); and (2) on such other matters as may properly come before the Annual Meeting of Stockholders.

                                     VOTING

     Stockholders of record as of April 15, 1998, will be entitled to vote at the Annual Meeting of Stockholders. At the close of business on that day, there were outstanding 88,525,258 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). See "Stock Ownership of Directors, Executive Officers and Principal Holders." Each share of Common Stock is entitled to one vote, which may be given in person or by proxy authorized in writing. The Company has no other classes of voting stock issued. The Company has the authority to issue shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.

     To vote by proxy, a stockholder should complete, sign, date and return the enclosed proxy to the Secretary of the Company. The Board of Directors urges you to complete the proxy card whether or not you plan to attend the Annual Meeting of Stockholders. If you attend the Annual Meeting of Stockholders in person, you may, if you wish, vote in person on all matters brought before the Annual Meeting of Stockholders even if you have previously delivered your proxy. Any stockholder who has given a proxy may revoke it any time prior to exercise by filing an instrument revoking it with the Secretary of the Company, by duly executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the appointment.

     The director nominees will be elected by a plurality of the votes of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting of Stockholders. All other matters submitted to the stockholders will be approved in accordance with Delaware Law and the Company's organizational documents. Abstentions and broker non-votes will not be counted as affirmative votes, but will be counted for purposes of determining the presence or absence of a quorum. On matters requiring majority or two-thirds vote of all outstanding shares for approval, abstentions have the effect of negative votes. Abstentions and broker non-votes have no legal effect on any other proposal.

                         STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

     The table below sets forth, as of April 15, 1998, the number and percentage of outstanding shares of the Company's Common Stock owned by all persons known to the Company to be holders of 5% or more of such securities, by all directors, by each of the executive officers of the Company and by all directors and executive officers of the Company as a group. Unless otherwise indicated, all holdings are of record and beneficial.

                                                                   NUMBER OF
                                                              SHARES BENEFICIALLY   PERCENTAGE OF TOTAL
NAME                                                               OWNED(1)           OUTSTANDING(2)
----                                                          -------------------   -------------------
Counsel Corporation(3)......................................       8,356,815                9.4%
  Exchange Tower, Suite 1300
  130 King Street West
  Toronto, Ontario M5X 1E3
Franklin Resources, Inc.(4).................................       5,056,843                5.7
  777 Mariners Island Blvd.
  San Mateo, California 94404
Mellon Bank Corporation(4)..................................       4,388,672                5.0
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
C. Arnold Renschler, M.D.(5)................................         641,247                  *
James D. Shelton(6).........................................         113,333                  *
Robert Della Valle, Pharm. D.(7)............................         183,333                  *
R. Scott Jones(8)...........................................          78,070                  *
Curtis B. Johnson(9)........................................          60,000                  *
David R. Banks(10)..........................................         175,227                  *
Cecil S. Harrell(11)........................................       2,052,729                2.3
Boyd W. Hendrickson(12).....................................         134,045                  *
Morris A. Perlis(13)........................................         601,666                  *
Fredrick C. Powell(14)......................................          22,500                  *
Albert Reichmann(15)........................................          37,500                  *
Allan C. Silber(16).........................................         484,166                  *
Edward Sonshine, Q.C.(17)...................................          47,000                  *
Gail Wilensky, Ph.D.(18)....................................          40,000                  *
All directors and executive officers as a group (14
  persons)(19)..............................................       4,670,816                5.1%

---------------

  *  Indicates less than 1.0%
 (1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.
 (2) The percentages shown are based on 88,525,258 shares of Common Stock outstanding on April 15, 1998, plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which includes shares subject to stock options and warrants held by such holder that are exercisable within sixty (60) days of such date.
 (3) Includes 298,181 and 238,545 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively. Directors Silber, Sonshine and Perlis are directors of Counsel Corporation ("Counsel") and director Silber beneficially owns or controls approximately 18% of the common stock of Counsel, a majority of which is pledged to a lender. Directors Sonshine and Perlis own in the aggregate less than

     5% of Counsel's common stock. All of the directors listed in this footnote
     (3) disclaim beneficial ownership of shares of Common Stock in their capacity as directors of Counsel, and Mr. Silber disclaims beneficial ownership of shares of Common Stock in his capacity as a significant stockholder of Counsel.
 (4) Based solely upon information set forth in a Schedule 13G filed by such person pursuant to the Exchange Act.
 (5) Includes 52,193, 238,596, 74,561, 59,649, and 186,667 shares issuable upon exercise of options at $8.21, $8.47, $8.47, $8.55, and $9.56, respectively.
 (6) Includes 13,333 and 100,000 shares issuable upon exercise of options at $11.50 and $9.56 per share, respectively.
 (7) Includes 16,667, 66,666 and 100,000 shares issuable upon the exercise of options at $10.13, $10.50 and $9.56 per share, respectively.
 (8) Includes 44,737 and 33,333 shares issuable upon exercise of options at $8.38 and $9.56 per share, respectively.
 (9) Includes 25,000 and 35,000 shares issuable upon exercise of options at $4.31 and $10.19 per share, respectively.
(10) Includes 72,500 shares issuable upon exercise of options at $9.56 per share and includes 3,991 shares held by his children.
(11) Includes 20,000 shares issuable upon exercise of options at $9.56 per share and includes 269 shares held by his spouse.
(12) Includes 47,500 shares issuable upon exercise of options at $9.56 per share and includes 636 shares held by his children.
(13) Includes 25,000 and 20,000 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively and 15,000, 2,500, 250,000, 75,000,
     166,666, 2,500 and 45,000 shares issuable upon the exercise of options at $4.44, $7.50, $4.31, $8.50, $10.50, $11.25, and $9.56 per share, respectively.
(14) Includes 22,500 shares issuable upon exercise of options at $9.56 per share.
(15) Includes 15,000, 2,500 and 20,000 shares issuable upon the exercise of options at $4.44, $11.25 and $9.56 per share, respectively.
(16) Includes 25,000 and 20,000 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively and 15,000, 2,500, 75,000, 166,666,
     2,500, and 127,500 shares issuable upon the exercise of options at $4.44, $7.50, $8.50, $10.50, $11.25, and $9.56 per share, respectively.
(17) Includes 15,000, 2,500, 2,500 and 20,000 shares issuable upon the exercise of options at $4.44, $7.50, $11.25 and $9.56 per share, respectively.
(18) Includes 15,000, 2,500, 20,000 and 2,500 shares issuable upon the exercise of options at $4.44, $11.25, $9.56 and $12.06 per share, respectively.
(19) Includes 2,317,434 shares issuable upon the exercise of options and warrants.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") (and, if such security is registered on a national securities exchange, also with the exchange). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon representations submitted by the Company's directors and executive officers and the Company's review of filings on Forms 3, 4 and 5, including amendments thereto, the Company has concluded that all such forms were timely filed.

                               EXECUTIVE OFFICERS

     The Company's executive officers are as follows:

                                                              PRINCIPAL OCCUPATION
NAME OF OFFICER               AGE   OFFICER SINCE           FOR THE LAST FIVE YEARS
---------------               ---   -------------           -----------------------
C. Arnold Renschler,
  M.D. .....................  55    December 1997   President, Chief Executive Officer and
                                                      Director since December 1997. Executive
                                                      Vice President of Beverly and
                                                      President of Pharmacy Corporation of
                                                      America ("PCA") from June 1996 until
                                                      the Merger (as defined below). Senior
                                                      Vice President, Chief Clinical
                                                      Officer, President of three operating
                                                      divisions and a Director of NovaCare,
                                                      Inc. from 1990 to June 1996. Director
                                                      of Ameripath, Inc. since April 1997.
James D. Shelton............  43    February 1997   Executive Vice President, Chief
                                                      Financial Officer and Secretary of the
                                                      Company since February 1997; Vice
                                                      President-Chief Financial Officer of
                                                      Allied Pharmacy Management, Inc.
                                                      ("Allied") from December 1993 to
                                                      January 1997; Vice President of Ever-
                                                      green Healthcare, Inc. from October
                                                      1992 to December 1993, and as Vice
                                                      President-Chief Financial Officer of
                                                      its predecessor, National Heritage,
                                                      Inc. from February 1990 to October
                                                      1992.
Robert Della Valle,
Pharm.  D...................  46    July 1996       Executive Vice President and Chief
                                                      Operating Officer of the Company since
                                                      July 1996; President and Chief
                                                      Executive Officer of Allied from July
                                                      1993 to July 1996; Chief Operating
                                                      Officer of Allied from 1991 to 1993.
R. Scott Jones..............  38    December 1997   Senior Vice President, Marketing and
                                                      Sales of the Company since December
                                                      1997; Vice President, Marketing and
                                                      Sales of Pharmacy Corporation of
                                                      America, Inc. from January 1997 to
                                                      December 1997; Manager at General
                                                      Electric Medical Systems from 1991 to
                                                      1995.
Curtis B. Johnson...........  42    February 1998   Senior Vice President, General Counsel
                                                      of the Company since February 1998;
                                                      General Counsel of DCAmerica, Inc., a
                                                      U.S. subsidiary of Counsel from April
                                                      1995 to February 1998; Technology
                                                      Counsel for American Express Travel
                                                      Related Services Company, Inc.
                                                      ("American Express") from November
                                                      1994 to April 1995; Litigation Counsel
                                                      for American Express from January 1993
                                                      to November 1994.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the services in all capacities to the Company for the fiscal year ended December 31, 1997 (the "1997 Fiscal Year"), the fiscal year ended December 31, 1996, and the ten months ended December 31, 1995 of those persons who were, at any time during the 1997 Fiscal Year, the Company's chief executive officer or were, at December 31, 1997, the Company's other executive officers who received annual salary and bonus in excess of $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                  ------------------------
                                                 ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                                      -----------------------------------------   ------------------------   -------
                                                                                                SECURITIES
                                                                                  RESTRICTED    UNDERLYING
NAME AND                                                        OTHER ANNUAL         STOCK       OPTIONS/     LTIP      ALL OTHER
PRINCIPAL POSITION          YEAR(S)   SALARY($)   BONUS($)   COMPENSATION(1)($)   AWARD(S)($)    SARS(#)     PAYOUTS   COMPENSATION
------------------          -------   ---------   --------   ------------------   -----------   ----------   -------   ------------
C. Arnold Renschler,
  M.D.....................    1997    $ 36,384    $    -0-          $-0-             $-0-        520,000       -0-         -0-
  President and CEO(2)        1996           *           *             *                *              *         *           *
                              1995(3)        *           *             *                *              *         *           *
James D. Shelton..........    1997     140,985      90,000(4)        -0-              -0-        340,000       -0-         -0-
  Chief Financial             1996           *           *             *                *              *         *           *
  Officer(5)                  1995(3)        *           *             *                *              *         *           *
Robert Della Valle,
  Pharm. D. ..............    1997     168,846     100,000(4)        -0-              -0-        300,000       -0-         -0-
  Chief Operating             1996      79,719      40,000(7)        -0-              -0-        150,000       -0-         -0-
  Officer(6)                  1995(3)        *           *             *                *              *         *           *
R. Dirk Allison...........    1997     156,250      79,688           -0-              -0-            -0-       -0-         -0-
  Former President and        1996     230,000     104,425(7)        -0-              -0-        327,500       -0-         -0-
  CEO(8)                      1995(3)  123,000         -0-           -0-              -0-         65,000       -0-         -0-

---------------

 *  Indicates periods prior to employment with the Company.
(1) Perquisites for each executive officer are in amounts which do not require disclosure.
(2) Dr. Renschler joined the Company in December 1997 in connection with the Merger. Prior to the Merger, Dr. Renschler was President of PCA. The amounts shown reflect his compensation since the Merger.
(3) Represents a ten-month fiscal period for the Company.
(4) Earned in 1997 and paid in 1998.
(5) Mr. Shelton joined the Company in February 1997.
(6) Dr. Della Valle joined the Company in July 1996.
(7) Earned in 1996 and paid in 1997.
(8) Mr. Allison resigned from the Company in August 1997. The amounts shown exclude $375,000 received in connection with his resignation.

OPTION GRANTS

     The table below provides information on grants of stock options pursuant to the Company's Option Plans (the "Option Plans") during the 1997 Fiscal Year to the Named Executive Officers. Additional grants have been made to certain officers, directors and other employees since December 31, 1997. See "Stock Ownership of Directors, Executive Officers and Principal Holders." The Company grants no stock appreciation rights.

          OPTION/SAR GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                        INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                            -----------------------------------------                    VALUE AT ASSUMED
                                            PERCENT OF                                   ANNUAL RATES OF
                             NUMBER OF        TOTAL                                        STOCK PRICE
                             SECURITIES    OPTIONS/SARS                                  APPRECIATION FOR
                             UNDERLYING     GRANTED TO    EXERCISE OR                     OPTION TERM(1)
                            OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
NAME                         GRANTED(#)    FISCAL YEAR      ($/SH)         DATE        5%($)         10%($)
----                        ------------   ------------   -----------   ----------   ----------    ----------
C. Arnold Renschler,
  M.D.....................     52,193(2)        1.8         $ 8.21        12/3/07    $  269,484    $  682,926
                              238,596(2)        8.2           8.47        12/3/07     1,270,938     3,220,807
                               74,561(2)        2.6           8.47        12/3/07       397,167     1,006,499
                               59,649(2)        2.0           8.55        12/3/07       320,736       812,807
                               20,000             *           9.56       12/30/07       120,245       304,724
                              500,000          17.0           9.56       12/30/07     3,006,116     7,618,089
James D. Shelton..........     40,000           1.4          11.50        1/20/07       289,282       733,122
                              300,000          10.3           9.56       12/30/07     1,803,670     4,570,853
Robert Della Valle, Pharm.
  D.......................    300,000          10.3           9.56       12/30/07     1,803,670     4,570,853
R. Dirk Allison(3)........          0            --             --             --            --            --

---------------

 *  Less than one percent.
(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.
(2) Conversion of Beverly Options in connection with the Merger.
(3) Mr. Allison resigned from the Company in August 1997.

OPTION EXERCISES AND VALUES

     The table below provides information as to exercises of options by the Named Executive Officers during the 1997 Fiscal Year under the Option Plans and the year-end value of unexercised options. The Company grants no stock appreciation rights.

               AGGREGATED OPTION/SAR EXERCISES IN THE FISCAL YEAR
            ENDED DECEMBER 31, 1997 AND PERIOD-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                    SECURITIES          VALUE OF
                                                                    UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED       IN-THE-MONEY
                                                                  OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                   DECEMBER 31,     DECEMBER 31, 1997
                                                                    1997 FISCAL      FISCAL YEAR-END
                                                                    YEAR-END(#)          ($)(1)
                                         SHARES        VALUE      ---------------   -----------------
                                       ACQUIRED ON    REALIZED     EXERCISABLE/       EXERCISABLE/
NAME                                   EXERCISE(#)      ($)        UNEXERCISABLE      UNEXERCISABLE
----                                   -----------   ----------   ---------------   -----------------
C. Arnold Renschler, M.D.............         --             --   611,666/333,333   $970,555/271,666
James D. Shelton.....................         --             --   113,333/226,667     81,500/163,000
Robert Della Valle, Pharm. D. .......         --             --   183,333/266,667     85,583/171,167
R. Dirk Allison(2)...................    392,500     $1,352,900         0/0               0/0

---------------

(1) Options are classified as "in-the-money" if the market value of the underlying Common Stock exceeds the exercise price of the option. The per share value of such in-the-money options is the difference between the option exercise price and $10.375, the per share fair market value of the underlying Common Stock as of December 31, 1997. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of the Common Stock at the time of exercise and are thus dependent upon future performance of the Common Stock.
(2) Mr. Allison resigned August 15, 1997. The number of securities underlying options granted to Mr. Allison prior to his resignation were 15,000, 50,000, 75,000, 250,000 and 2,500 shares issuable upon the exercise of options at $4.44, $4.31, $8.50, $10.50 and $11.25, respectively. Mr. Allison exercised all of his options following his resignation.

COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the persons named below.

     Decisions on compensation of the Company's senior executives, except for decisions related to awards under the Company's Options Plans, are made by the Compensation Committee of the Company's Board of Directors. It is the task of the Compensation Committee to establish executive compensation guidelines for the Company which are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company and its stockholders.

     The current members of the Compensation Committee have met with the entire Board of Directors in setting the compensation for the current executive officers and have set forth policies to govern such compensation currently and in the future. The Committee continues to review all management compensation in light of these policies.

  Compensation Philosophy and Policies for Executive Officers

     The Company's primary business goal is to provide high quality service while maximizing stockholder value. The Company believes it can best achieve this goal by achieving leadership in the provision of relevant and high quality health services, expanding its operations primarily through acquisitions and internal growth without imperiling the achievement of other strategic objectives, and establishing a reputation as a desirable employer and responsible corporate citizen. In connection with the merger of Beverly with and into Capstone Pharmacy Services, Inc. ("Capstone") with the Company being the resulting entity (the "Merger"), in December 1997, the composition of the Compensation Committee changed. In connection with that change, the new Compensation Committee reevaluated the Company's compensation philosophy and policies. Company attempts to align management compensation with the Company's business goals to increase the likelihood of the Company's success on both a short-term and long-term basis.

     The Company's current executive compensation program supports the Company's strategy and objective of creating stockholder value by:

        - Emphasizing pay for performance by linking a significant portion of executive compensation to the performance of both the Company and the individual executive officer.

        - Directly aligning the interest of executives with the long-term interest of stockholders by awarding stock options at current market prices to give value to the executives through long-term stock appreciation.

        - Providing compensation opportunities appropriate for the Company's size and industry in order to attract and retain talented and committed executives on a long-term basis.

     Currently, the Company's executive compensation program is comprised of three principal components: base salary, annual cash incentive (bonus) and long-term incentive opportunity through stock options. The annual executive pay targets (base salary plus incentive) are intended to be competitive with executive compensation of other U.S. public health care companies, particularly institutional pharmacy companies, when the Company meets or exceeds its annual operating goals.

     The Company attempts to compare its executive pay targets with the annual pay of other publicly held companies, particularly institutional pharmacy companies, subject to available information. These other companies include companies from the Peer Group reflected in the Stock Performance Graph found elsewhere in this Proxy. However, since the Peer Group is small and contains some companies substantially smaller than the Company, the Compensation Committee retains the discretion to compare the Company's executive pay targets with those of companies outside of this group.

     The Compensation Committee believes that compensation should meet the following goals in connection with the consolidation efforts of the Company: incentivize current management and employees during the transition period after the Merger; retain management and employees to participate in managing and operating the combined entity; and, ultimately, fit with the internal compensation system of the combined entity.

  Base Salary

     All management salaries, including those of the executives, are evaluated on a regular basis. In making its decision on salary levels, the Company does not use a predetermined formula. In determining the salaries of the Company's new executive team, the Company considered past earnings of those individuals as well as historical Company compensation and the new executives' potential to contribute to the Company's future. In evaluating appropriate pay levels and salary increases for Company executives, the Compensation Committee, without assigning particular weight to any, intends to consider the following factors: level of responsibility of the executive, individual job performance, internal salary structure, pay practices of other companies, size of the Company and achievement of the Company's strategic goals. In the past, salary ranges have been based primarily on individual job performances and past earnings.

  Annual Cash Incentives

     Annual cash incentive awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive's area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. At least 50% of the available bonus percentage for each named executive officer is now tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors. The remaining percentages are based on specific goals set for each executive, such as quality of care, revenue growth, accounts receivable management, control expenses and integration of acquisitions. The nature of the operational goals and the weighting assigned to each is subject to change annually.

     Bonus targets for Company executives are set between 20% and 50% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance in light of these goals is determined on an arithmetic scale with the pre-established weighting. Discretionary adjustments by the Compensation Committee are possible if the Committee believes the circumstances so warrant. For the 1997 Fiscal Year, bonuses awarded to Dr. Renschler, Mr. Shelton, and Dr. Della Valle were $0, $90,000 and $100,000, respectively.

  Long-Term Incentives

     The Company's long-term incentive compensation program consists of incentive and nonqualified stock options which are related to improvement in long-term stockholder value. Stock option grants are designed to focus an executive's attention on managing the Company from the perspective of a long-term owner with an equity stake in the business. Stock options are granted under the Option Plans by the Disinterested Stock Option Plan Committee.

     The option grants to executive officers offer the right to purchase shares of Common Stock at their fair market value on the date of the grant. These options will have value only if the Company's stock price increases. The number of shares covered by each grant is selected based on the executive's level of responsibility and past and anticipated contributions to the Company.

  Chief Executive Officer Compensation

     Dr. Renschler is the Company's Chief Executive Officer. Generally, the Chief Executive Officer is eligible to participate in the same executive compensation plans available to the Company's other senior executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation is derived from the same considerations described above, that is to be competitive with other publicly held health care corporations, but also to have a significant portion of annual incentive compensation based upon specific corporate-wide operating performance criteria.

     The Compensation Committee approved a $400,000 base salary for Dr. Renschler for the 1997 Fiscal Year, granted a bonus of $75,000 in connection with the Merger, and established his incentive bonus at a target range of 50% of his base salary, or approximately $200,000. Dr. Renschler's compensation package was developed primarily based upon his historical compensation elsewhere and his experience in the industry. In 1997, new stock options to acquire 500,000 shares of Common Stock were granted to Dr. Renschler in connection with his position as Chief Executive Officer.

     In connection with Mr. Allison's resignation as Chief Executive Officer, the Company and Mr. Allison entered into a Separation Agreement on August 15, 1997. Pursuant to the Separation Agreement, the Company agreed: (i) to pay to Mr. Allison the sums of (a) $375,000 (representing 150% of the base salary of Mr. Allison then in effect) and (b) $79,687.50 (representing a pro rata portion of Mr. Allison's 1997 incentive bonus based upon service through August 15,
1997); (ii) that all options issued to Mr. Allison under the Nonqualified Stock Option Agreements, an aggregate of 392,500 shares, would become fully vested and remain exercisable for a period of eighteen (18) months from August 15, 1997;
(iii) to continue the benefits and perquisites provided in Mr. Allison's Employment Agreement until the earlier of 18 months from August 15, 1997 or the date Mr. Allison obtains employment with another employer and is qualified to participate in such employer's plans, and; (iv) to provide Mr. Allison's automobile allowance for eighteen months following August 15, 1997.

  Tax Regulations

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the current fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

     THE FOREGOING REPORT IS SUBMITTED BY ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE AS FOLLOWS:
DAVID R. BANKS, CECIL S. HARRELL, AND FREDRICK C. POWELL.

  Compensation Committee Interlocks and Insider Participation

     The following current directors served on the Compensation Committee during the 1997 Fiscal Year: Banks, Harrell, Powell, Reichmann (resigned from Compensation Committee in connection with the Merger) and Perlis (resigned from Compensation Committee in connection with the Merger). No member of the Compensation Committee is an employee of the Company.

     Mr. Banks currently serves as Chief Executive Officer and Chairman of the Board of Beverly, the Company's largest customer. On a pro forma basis, Beverly and its residents accounted for approximately 16.0% of the Company's 1997 revenues. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

     Set forth below is a summary of various transactions involving PharMerica and certain of its directors, officers, stockholders or other affiliates.

     Joseph F. Furlong, III is a former director of the Company and a principal of Adirondack Capital Advisors, LLC. The Company entered into an agreement with Adirondack, as of June 1996, pursuant to which Adirondack agreed to assist the Company in identifying and negotiating transactions with acquisition targets. Adirondack receives as compensation 3.0% of the first $10.0 million of aggregate transaction value plus 0.7% of aggregate transaction value in excess thereof as well as a number of warrants to buy the Company's common stock set according to a formula, not to exceed 200,000 shares in the aggregate, at a strike price of $12.00. The Company has issued warrants to Adirondack to purchase 200,000 shares of PharMerica Common Stock and since June 1996 has paid approximately $1.8 million in connection with this agreement.

     Adirondack and the Company also entered into an agreement, as of December 1996, pursuant to which Adirondack served as financial advisor to the Company in connection with the Merger. Pursuant to that agreement, Adirondack earned $4.0 million.

     Directors Banks and Hendrickson are directors and officers of Beverly, the Company's largest customer. On a pro forma basis, Beverly and its residents accounted for approximately 16.0% of the Company's 1997 revenues. Revenues from sales directly to Beverly facilities were approximately $74.0 million, $82.1 million and $99.5 million for 1995, 1996 and 1997, respectively. In connection with the Merger, Beverly and the Company entered into various agreements including: (i) a Non-Competition Agreement from Beverly; (ii) a Preferred Provider Agreement; and (iii) an Interim Services Agreement pursuant to which each party agreed to provide services to the other on a temporary basis to facilitate the Merger. These agreements were negotiated on an arms length basis and the Company believes it both pays and receives fair market value for services provided pursuant to these agreements. Directors Banks and Hendrickson received options to purchase 50,000 and 25,000 shares of PharMerica Common Stock at the fair market value on the date of grant in recognition of their contributions to the successful completion of the Merger.

     Prior to the Merger, Beverly provided certain administrative services to Pharmacy Corporation of America, Inc. ("PCA"). These services included, among others, cash management, finance, legal, tax, financial reporting, executive management, payroll and payables processing and employee benefit plans maintenance. The responsibility for certain of these services, including finance, tax and payables processing was transferred to PCA in mid-1996 as part of a consolidation and reorganization of the Company's accounting and related functions. Fees for the services amounted to approximately $3.2 million, $1.8 million and $2.8 million for the years ended December 31, 1997, 1996, and 1995, respectively. Beverly also allocated insurance expense to PCA of approximately $2.6 million, $1.8 million and $1.4 million for the years ended December 31, 1997, 1996 and 1995, respectively. The Company believes that the charges for services provided by Beverly to the Company were a reasonable allocation of the costs incurred by Beverly on behalf of the Company in providing these services; however, such costs are not necessarily indicative of the costs that would have been incurred if the Company operated as a stand-alone entity.

     At the time the Company entered a preferred provider agreement with Integrated Health Services, Inc. ("IHS") in 1996, IHS was a significant stockholder of the Company. The Company provides institutional pharmacy services to a significant number of long-term care facilities owned and managed by IHS pursuant to a preferred provider agreement. Revenues from sales to IHS facilities and their residents were over $20.0 million and $25.0 million in 1996 and 1997, respectively.

     Directors Silber, Perlis and Sonshine are affiliates of Counsel, the Company's largest shareholder as of April 15, 1998. Counsel and its affiliates have from time to time in the past provided routine services to the Company without compensation. Directors Silber and Perlis received $600,000 and $400,000, respectively, in connection with finding, negotiating and closing a 1996 acquisition. Directors Silber and Perlis received options to purchase 100,000 and 25,000 shares of PharMerica Common Stock, respectively, at the fair market value on the date of grant in recognition of their contributions to the successful completion of the Merger. The Company entered into an agreement with Counsel as of February 1998 pursuant to which Counsel will assist the Company with a specific targeted acquisition. Counsel will receive, if the transaction closes, a fee equal to approximately 1.0% of the aggregate transaction value.

     PharMerica and R. Dirk Allison, the Company's former chief executive officer, are parties to a Separation Agreement dated August 15, 1997 pursuant to which: (i) Mr. Allison resigned from all positions with the Company and its affiliates; (ii) the Company paid Mr. Allison approximately $468,000; and (iii) previously issued options covering 392,500 shares of PharMerica Common Stock (of which 167,500 shares were vested on such date) held by Mr. Allison (at exercise prices ranging from $4.44 to $11.25 per share) immediately vested and became exercisable through February 15, 1999, providing an estimated benefit to Mr. Allison, based on the closing price of PharMerica Common Stock on December 31, 1997, of approximately $250,000.

     The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future. However, the Company intends to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties and with approval of the disinterested members of the board of directors or a committee thereof. In addition, the Indenture contains certain restrictions on transactions with affiliates.

STOCK PERFORMANCE GRAPH

     The stock performance graph depicted below is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

     The following graph compares the cumulative total returns of the Company with those of the Nasdaq Market Index and a peer group index. Cumulative return assumes $100 invested in the Company or respective index on February 28, 1993, with dividend reinvestment through December 31, 1997. The Company has selected a peer group known as the DOSE Group as compiled by Research Data Group. This peer group index is comprised of six companies, excluding the Company. These companies are Care Group, Inc., Genesis Health Ventures Inc., Mednet Mpc Corp., Omnicare Inc., Synetic Inc. and Vitalink Pharmacy Services Inc. GranCare Inc. is no longer included in the peer group because it was combined with Vitalink Pharmacy Services Inc.

        Measurement Period
      (Fiscal Year Covered)         Pharmerica, Inc.      Peer Group          S & P 500
2/93                                              100                100                100
2/94                                               93                122                108
2/95                                              100                179                116
12/95                                             214                261                150
12/96                                             325                362                185
12/97                                             296                330                246

---------------

* $100 invested on February 28, 1993 in stock or index -- including reinvestment of dividends.

     To date, the Company has not directly tied executive compensation to stock performance. The future impact of stock performance on executive compensation will be determined by the Compensation Committee.

                                  PROPOSAL 1:

                        ELECTION OF CLASS ONE DIRECTORS

     The Board of Directors of the Company currently consists of ten members. In accordance with the terms of the Merger agreement, the Board of Directors was divided into three classes, with Class One directors standing for election at the 1998 Annual Meeting of Stockholders (and every three years thereafter), Class Two directors standing for election at the 1999 Annual Meeting of Stockholders (and every three years thereafter), and Class Three directors standing for election at the 2000 Annual Meeting of Stockholders (and every three years thereafter). Directors are elected to hold office until their successors have been duly elected and qualified.

     The Board of Directors proposes that the Class One nominees indicated below be elected as directors to serve for a three-year term and until their successors are duly elected and qualified. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

                  NOMINEES FOR ELECTION AS CLASS ONE DIRECTORS

NAME                                                          AGE   POSITION
----                                                          ---   --------
Cecil S. Harrell(1)(2)(3)...................................  63    Director
Albert Reichmann(4).........................................  68    Director
Gail Wilensky, Ph.D.(3)(4)..................................  54    Director

---------------

(1) Member of Compensation Committee.
(2) Member of Disinterested Stock Option Plan Committee.
(3) Member of Compliance Committee.
(4) Member of Audit Committee.

     Mr. Harrell became a Director of PharMerica in December 1997 in connection with the Merger. Mr. Harrell has served as President and as a Director of The Harrell Corporation of Tampa, Inc., a management company, since July 1995. Mr. Harrell founded Pharmacy Management Services, Inc. in 1972 and served as its President, Chairman and Chief Executive Officer until its merger in July 1995 with and into Beverly. He serves on the board of directors of National Healthcare Resources, Inc., a medical cost containment company, the board of trustees of the University of Tampa, the board of directors for the Auburn University Foundation and the Florida Health Sciences Center, Inc., the holding company of Tampa General Hospital. Mr. Harrell served on the board of directors for NationsBank South from 1992 to 1997.

     Mr. Reichmann has served as a Director of the Company since August 1995. He has served as Chairman and a Director of Olympia & York Developments, Limited, a privately held Canadian real estate company, for at least five years prior to February 1993. Mr. Reichmann currently participates in major philanthropic activities in addition to serving on the boards of several major hospitals in Canada.

     Dr. Wilensky has served as a Director of the Company since August 1995. She has served as the John M. Olin Senior Fellow, Project HOPE since January 1993, and as Chair, Medicare Payment Advisory Commission since October 1997. Dr. Wilensky served as Deputy Assistant to the President for Policy Development from March 1992 to January 1993. She was Administrator of the Health Care Financing Administration of the Department of Health and Human Services from January 1990 to March 1992. Dr. Wilensky also serves as a director for Advanced Tissue Sciences, Neopath Inc., Quest Diagnostics, St. Jude Medical, Syncor International, SMS Corporation and United Healthcare.

                            CONTINUING DIRECTORS(1)

NAME                                           AGE   POSITION WITH THE COMPANY
----                                           ---   -------------------------
C. Arnold Renschler, M.D.(3)(4)(5)...........  55    President, Chief Executive Officer and Director
David R. Banks(3)(5)(8)......................  60    Director
Boyd W. Hendrickson(2)(6)(7).................  53    Director
Morris A. Perlis(2)(5).......................  49    Director
Fredrick C. Powell(2)(8)(9)..................  57    Director
Allan C. Silber(3)(4)(5).....................  48    Chairman of the Board of Directors
Edward Sonshine, Q.C.(2)(7)..................  50    Director

---------------

(1) Class 2 and Class 3 directors are not currently up for election. Class 2 directors will stand for election at the 1999 Annual Meeting of Stockholders and Class 3 directors will stand for election at the 2000 Annual Meeting of Stockholders.
(2) Class 2 director.
(3) Class 3 director.
(4) Member of Acquisition committee.
(5) Member of Executive Committee.
(6) Member of Compliance Committee.
(7) Member of Audit Committee.
(8) Member of Compensation Committee.
(9) Member of Disinterested Stock Option Plan Committee.

     For the purposes of this section, references to the Company for the period prior to December 1997 refer to Capstone, rather than PCA, since Capstone was the corporation surviving the Merger.

     Dr. Renschler joined the Company as President, Chief Executive Officer and Director in December 1997 in connection with the Merger. From June 1996 to December 1997, Dr. Renschler was Executive Vice President of Beverly and President of PCA. From 1990 to June 1996, Dr. Renschler was Senior Vice President and Chief Clinical Officer, as well as President of three operating divisions of NovaCare, Inc. and a member of its board of directors. Prior to that time, he held a series of key executive positions at both Manor Care, Inc. ("Manor Care") and its wholly-owned subsidiary, Manor Healthcare Corp. ("Manor Healthcare"), including President and Chief Executive Officer of Manor Healthcare and Chief Operating Officer and director of ManorCare. Dr. Renschler has served as a director of Ameripath, Inc. since April 1997.

     Mr. Banks became a Director of PharMerica in December 1997 in connection with the Merger. Mr. Banks has been a director of Beverly since 1979 and has served as Chief Executive Officer since May 1989 and Chairman of the Board since March 1990. Mr. Banks was President of Beverly from 1979 to September 1995. Mr. Banks is a director of Nationwide Health Properties, Inc., Ralston Purina Company and Wellpoint Health Networks, Inc., and trustee for Occidental College.

     Mr. Hendrickson became a Director of PharMerica in December 1997 in connection with the Merger. Mr. Hendrickson joined Beverly in 1988 as a Division President and was elected Vice President of Marketing in May 1989, Executive Vice President of Operations and Marketing in February 1990, and to his current positions as President, Chief Operating Officer and a director of Beverly in September 1995.

     Mr. Perlis has been Vice Chairman of the Company since May 1995 and a Director since December 1994. Mr. Perlis served as interim chief executive officer of the Company from December 1994 to May 1995. He has served as a director of and consultant to Counsel since September 1992 and as President of Counsel since January 1994. Mr. Perlis has served as a director of American HomePatient, Inc., a home healthcare provider ("AHP") since March 1993, and as its Chairman since May 1994. He served as a director of NOMA, Inc., a manufacturer of consumer wire and cable, from September 1993 to June 1996. Mr. Perlis was President of Morris A. Perlis & Assoc., an executive management consulting firm, from September 1992 until January 1994 and President of American Express Canada, Inc. from September 1988 until September 1992. Mr. Perlis served as interim President of Stadtlander Drug Co., Inc., a mail order pharmacy company

("Stadtlander"), from September 1996 to December 1996. He has served as director of Stadtlander since July 1996 and as Chief Executive Officer since September 1996.

     Mr. Powell became a Director of PharMerica in December 1997 in connection with the Merger. Mr. Powell was the founder and has been President of OMNI Interactive Systems since 1993 and has served as a consultant to Lister Bestcare since 1996. Mr. Powell founded Rehab Systems Company in 1987 and served as its Chairman of the Board, President and Chief Executive Officer until 1991 when the company merged with NovaCare Inc. and from 1993 to 1995, he served as a consultant to NovaCare Inc. He currently serves as a board member of Alfred University in New York and Wesley Theological Seminary in Washington, DC as well as a board member of several private companies.

     Mr. Silber has served as Chairman since February 1995 and a director of the Company since December 1994. Mr. Silber has been Chairman, Chief Executive Officer and a director of Counsel since August 1979. He served as President of Counsel from August 1979 until January 1994. Mr. Silber has served as a director of American HomePatient since September 1991. Mr. Silber served as chairman of AHP from September 1991 to May 1994. He has served as director of Stadtlander since July 1996 and as Chairman since September 1996. Mr. Silber is also a member of the Board of Trustees of RioCan Real Estate Investment Trust since December 1993.

     Mr. Sonshine has served as a Director of the Company since December 1994. He has been President and Chief Executive Officer of RioCan Real Estate Investment Trust of Toronto, Canada since July 1995. He has been a director of RioCan Real Estate Investment Trust since December 1993. Mr. Sonshine has served as a director of American HomePatient since September 1991. Mr. Sonshine has served as Vice Chairman of Counsel since January 1994. He served as a director of Counsel Management Services, Inc. from October 1993 until July 1995. Mr. Sonshine served as Executive Vice President of Counsel from February 1987 until January 1994. Mr. Sonshine served as President and Chief Executive Officer of Icarus Realty Corp. from February 1987 until September 1993. He has served as a director of Stadtlander since July 1996. He served as a director of Advocat, Inc. from May 1995 to November 1996.

     Directors who are not officers, employees or consultants of the Company (currently all Directors except Dr. Renschler) receive a cash retainer of $10,000 per year, a fee of $500 for each telephonic meeting of the Board of Directors or any Committee, a fee of $1,000 ($1500 for the Chairman of the Board) for each meeting of the Board of Directors attended in person and a fee of $750 for each Committee meeting attended in person. Each Director receives options to purchase 20,000 shares upon initially joining the Board, options to purchase 5,000 (10,000 for the Chairman of the Board) shares per year thereafter and additional options to purchase 2,500 shares per year for each Committee Chairman. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or Committees of the Board.

     The Board of Directors currently has standing Acquisition, Executive, Audit, Compliance, Compensation, and a Disinterested Stock Option Plan Committee. The Board of Directors currently has no standing nominating committee.

     The Acquisition Committee is presently composed of Directors Silber and Renschler. The responsibility of this Committee is to review significant acquisition opportunities. This Committee was formed in the 1998 Fiscal Year.

     The Executive Committee is presently composed of Directors Silber, Perlis, Renschler and Banks. The Delaware General Corporation Law and the Company's Bylaws provide that the Board may designate such a committee from their number to carry out the functions of the Board as permitted by law. Between meetings of the Board, an executive committee may exercise all powers of the Board except for those prohibited by Delaware General Corporation Law. During the 1997 Fiscal Year, the Executive Committee held no meetings and adopted three written consent actions.

     The Audit Committee presently is composed of Directors Hendrickson, Sonshine, Reichmann and Wilensky. Responsibilities of this Committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, and review and setting of internal polices and procedures regarding audits, accounts and other financial controls. During the 1997 Fiscal Year, this Committee held no meetings and adopted no written consent actions.

     The Compliance Committee presently is composed of Directors Harrell, Hendrickson, and Wilensky. The responsibilities of this Committee include overseeing compliance with state and federal laws, particularly laws governing healthcare companies, and reviewing plans and programs to comply with such laws. This Committee was formed in the 1998 Fiscal Year.

     The Compensation Committee presently is composed of Directors Banks, Harrell and Powell. Responsibilities of this Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. Prior to the creation of the Disinterested Stock Option Plan Committee, the Compensation Committee also had the authority to grant options under the Company's option plans. During the 1997 Fiscal Year, the Compensation Committee held four meetings and adopted no written consent actions.

     The Disinterested Stock Option Plan Committee presently is composed of Directors Harrell and Powell. The Disinterested Stock Option Plan Committee is authorized to grant options to directors and employees of the Company under the Company's Option Plans. During the 1997 Fiscal Year, the Disinterested Stock Option Plan Committee held no meetings and adopted two written consent actions.

     During the 1997 Fiscal Year, the Company's Board of Directors held 4 meetings and adopted 8 written consent actions. Each current director who was serving on the Board of Directors during the last fiscal year attended at least 75% of the Board meetings and Committee meetings held or taken during the period in which such person served as a director of the Company and committee member during the last fiscal year.

     A plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to elect the nominees as directors of the Company. Counsel has expressed its intention to vote all its shares in favor of the election of the nominees. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES AS DIRECTORS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP was appointed by the Board of Directors to serve as the Company's Independent Public Accountants for the fiscal year ended December 31, 1997. A representative of that firm will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if he so desires and to respond to questions.

                            DEADLINE FOR SUBMITTING
                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for consideration at the Company's 1999 Annual Meeting of Stockholders must be received by the Company's executive offices at 3611 Queen Palm Dr., Tampa, Florida 33619, no later than December 29, 1998, if any such proposal is to be eligible for inclusion in the Company's proxy materials for that Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The management of the Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If any other matter is duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matter in accordance with their best judgment.

     A copy of the Company's Annual Report to Shareholders is being mailed to each stockholder of record together with this Proxy Statement.

     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE ANNUAL MEETING, THE PROXY MAY, IF SUCH STOCKHOLDER WISHES, BE REVOKED AND SUCH STOCKHOLDER MAY VOTE THE SHARES IN PERSON. IN ADDITION, A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE SUCH PROXY IS VOTED.

     EACH STOCKHOLDER WILL BE PROVIDED, WITHOUT CHARGE, A COMPLETE COPY (INCLUDING EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K UPON WRITTEN REQUEST TO THE OFFICE OF THE SECRETARY, 3611 QUEEN PALM DR., TAMPA, FL 33619.

                                                                      APPENDIX A

PROXY                           PHARMERICA, INC.                           PROXY
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints C. Arnold Renschler and James D. Shelton, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of PharMerica, Inc., to be held on May 19, 1998, at 9:00 a.m. Eastern Daylight Time at Wyndham Harbour Island Hotel, 725 Harbour Island Boulevard South, Tampa, Florida 33602-5731, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF CLASS ONE DIRECTORS

    [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY to vote for all
      (except as marked to the contrary below)               nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE
              BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

           Cecil S. Harrell    Albert Reichmann    Dr. Gail Wilensky

(2) In their discretion, on such other matters as may properly come before the meeting.

 [ ] FOR DISCRETION             [ ] AGAINST DISCRETION             [ ] ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

   THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                  Dated:                  , 1998
                                                     -----------------------

                                                  ------------------------------

                                                  Dated:                  , 1998
                                                     -----------------------

                                                  ------------------------------

                                                  Signatures of stockholder(s)
                                                  should correspond exactly with
                                                  the name printed hereon. Joint
                                                  owners should each sign
                                                  personally. Executors,
                                                  administrators, trustees,
                                                  etc., should give full title
                                                  and authority.

                                PHARMERICA, INC.
                              3611 QUEEN PALM DR.
                                TAMPA, FL 33619